UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           May 11, 2009
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On May 11, 2009, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE:LH) announced that it will exercise its option to redeem $369.1 million principal amount (at maturity) of its Zero Coupon Convertible Subordinated Notes due 2021 (Zero Coupon Notes), equaling fifty percent (50%) of the principal amount (at maturity) outstanding of the Zero Coupon Notes, on June 10, 2009 and all of its outstanding zero coupon subordinated Liquid Yield Option™ Notes due 2021 (LYONs). The Company expects that the total cash used for this redemption will be approximately $289.6 million, which is expected to be funded from cash on hand. The Company does not expect the redemption to have a significant impact on its net income, earnings per share or operating cash flow for 2009 and is maintaining its previously issued guidance for 2009.

Exhibits

99.1 Press Release dated May 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: May 11, 2009	By:	/s/F. Samuel Eberts III
F. Samuel Eberts III, Chief Legal Officer and Secretary